CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 59 to the registration statement on Form N-1A (File No. 333-515) ("Registration Statement") of our report dated March 9, 2004, relating to the financial statements and financial highlights appearing in the January 31, 2004, Annual Report of Putnam International Fund 2000, which are also incorporated by reference in the Registration Statement. We also consent to the references to us under the headings "Financial highlights" and "Independent Auditors and Financial Statements" in such Registration Statement.


/s/PricewaterhouseCoopers LLP

Boston, Massachusetts
May 24, 2004